Exhibit 99.1

Take-Two Interactive Software, Inc. Reports First Quarter Fiscal 2005 Financial Results; Company Reports Record Quarterly Revenue of $502.5 Million; Grand Theft
Auto: San Andreas Sales Exceed 12 Million Units since Launch

    NEW YORK--(BUSINESS WIRE)--March 3, 2005--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its first quarter ended January 31, 2005.
    Net sales for the first quarter were $502.5 million compared to $375.5 million for the first quarter of fiscal 2004, an increase of 34%. Net income for the quarter rose to $55.2 million, a 74% increase from net income of $31.8 million during the same period last year. Diluted earnings per share of $1.19 increased 70% from $0.70 per diluted share in the prior year's first quarter.
    Take-Two generated approximately $185 million in cash flow from operations in the quarter, bringing the Company's cash position to approximately $303 million as of January 31, 2005.
    Take-Two attributed the sharply higher first quarter results primarily to continued strong consumer demand for its Grand Theft
Auto: San Andreas title, as well as robust sales of the 2K Sports line of products and improved performance of the Company's Jack of All Games distribution business.

    Guidance

    Take-Two is updating its guidance for fiscal 2005 as follows:

    -- For the fiscal year ending October 31, 2005, $1.3 to $1.35 billion in net sales and $2.10 to $2.20 in diluted earnings per share.

    -- For the second quarter ending April 30, 2005, $200 to $210 million in net sales and a net loss per share of $(0.20).

    Take-Two is issuing initial guidance for its third quarter of fiscal 2005 as follows:

    -- For the third quarter ending July 31, 2005, $220 to $240 million in net sales and $0.05 to $0.15 in diluted earnings per share.

    The Company's diluted earnings/(loss) per share for all periods above do not include the impact of adopting FASB 123(R), which requires the expensing of employee stock options.

    Rockstar Games

    Rockstar's Grand Theft Auto: San Andreas, released in late October for the PlayStation(R)2 computer entertainment system, was a significant contributor to the first quarter results. Created by the world-class developers Rockstar North, Grand Theft Auto: San Andreas was the top performing product in Take-Two's publishing business in the quarter. According to NPDFunworld(SM), Grand Theft Auto: San Andreas was the top selling PlayStation 2 title in the United States in each of the four months since its release. The Company's life to date sales of Grand Theft Auto: San Andreas through the end of the first quarter have exceeded 12 million units.
    Rockstar has a strong product lineup planned for the balance of fiscal 2005, beginning with Midnight Club 3: DUB Edition, the third installment in the multi-million unit selling, genre-defining Midnight Club street racing franchise developed by Rockstar San Diego. The title is slated for release in April for PlayStation 2, Xbox(R) and the PSP(TM) handheld entertainment system.
    Rockstar is introducing Grand Theft Auto: San Andreas for Xbox and PC in the third quarter of fiscal 2005. Also planned for release in the third quarter is an all new Grand Theft Auto title, set in Liberty City, for the highly anticipated PSP handheld entertainment system.
    The Warriors(TM), a new Rockstar title based on the Paramount Pictures feature film, is now planned for release on both PlayStation 2 and Xbox in the fourth quarter. Rockstar also expects to publish a new console title from their internal studios in the fourth quarter, as well as introduce Grand Theft Auto: San Andreas for the PlayStation 2 in Japan.

    2K Games

    During the quarter, Take-Two established the 2K Games publishing label and its sports division, 2K Sports, following the Company's acquisition of Visual Concepts and Kush Games, developers of the highly successful and critically acclaimed 2K series of simulation team sports games. Since the launch of the label in January, 2K Games has announced the following:

    --  Acquisition of rights to the multi-million unit selling
        Civilization PC strategy franchise and a long-term partnership with Civilization creator Sid Meier and his development studio FIRAXIS Games(R) beginning with the publishing rights to Civilization IV;

    --  A co-publishing agreement with Bethesda Softworks for The
        Elder Scrolls(R) IV: Oblivion, the fourth title in the best-selling Elder Scroll series, along with Call of Cthulhu:
        Dark Corners of the Earth(TM);

    -- An agreement with SCi Games for North American publishing rights to Conflict: Global Terror, Carmageddon and Reservoir Dogs;

    -- A licensing agreement with WPT Enterprises for games based on their hit television show World Poker Tour(R); and

    -- The exclusive third-party publishing rights for officially licensed Major League Baseball games.

    2K Sports released College Hoops in the first quarter, followed by the second quarter release of Major League Baseball 2K5, both for PlayStation 2 and Xbox. Other titles planned for second quarter release from 2K Games include Close Combat: First to Fight for Xbox and PC; Stronghold 2 for PC; and Ford Racing 3 for PlayStation 2, Xbox and PC. Third quarter releases include Charlie and the Chocolate Factory on multiple platforms.

    Jack of All Games

    Jack of All Games' distribution business benefited in the quarter from holiday demand for value priced software products and newly released frontline software titles, although console hardware availability continued to be constrained.

    Management Comments

    Paul Eibeler, President and Chief Executive Officer, stated, "Fiscal 2005 is off to a great start. We are extremely pleased with the continued success of Grand Theft Auto: San Andreas and Rockstar's plans to extend the reach of this blockbuster title to multiple platforms and the Asian market later this year. Additionally, we have made significant progress in diversifying our business, building our product pipeline and adding to our sports game development capabilities. We will continue to leverage our internal resources and invest in new opportunities, including extending our content to new hardware platforms. With our strong performance in the first quarter and our rapidly expanding portfolio of proven franchises, new brands and licensed properties, Take-Two is positioned for significant annual growth."

    Conference Call

    Take-Two will host a conference call today at 4:30 pm Eastern Time to review its first quarter results and to discuss its outlook. A live webcast of the call is available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, PSP(TM) handheld entertainment system, Xbox(R), Nintendo GameCube(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.
    All trademarks and copyrights contained herein are the property of their respective holders.
    Microsoft, Xbox, and the Xbox logos are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries.
    PSP and "UMD" are trademarks of Sony Computer Entertainment Inc. "PlayStation" and the "PS" Family logo are registered trademarks of Sony Computer Entertainment Inc.

    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004 in the section entitled "Risk Factors".




TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three months ended January 31, 2005 and 2004 (unaudited)
(In thousands, except per share data)



                                                   Three months ended
                                                      January 31,
                                                    2005       2004
                                                  --------- ---------
                                                      (Unaudited)

Net sales                                        $ 502,474  $ 375,512
Cost of sales
     Product costs                                 237,485    224,378
     Royalties                                      80,209     19,998
     Software development costs                      4,205      3,982
                                                 ---------- ----------
                 Total cost of sales               321,899    248,358
                                                 ---------- ----------

                 Gross profit                      180,575    127,154

Operating expenses
     Selling and marketing                          50,931     35,902
     General and administrative                     28,687     24,040
     Research and development                       23,417     13,429
     Depreciation and amortization                   4,786      3,745
                                                 ---------- ----------
                 Total operating expenses          107,821     77,116

                 Income from operations             72,754     50,038

Interest income, net                                   540        426
                                                 ---------- ----------

                 Income before income taxes         73,294     50,464

Provision for income taxes                          18,045     18,706
                                                 ---------- ----------

                 Net income                      $  55,249  $  31,758
                                                 ========== ==========

Per share data:

     Basic:
                 Weighted average common shares
                  outstanding                       45,686     44,386
                                                 ========== ==========

                 Net income per share - Basic    $   1.21   $   0.72
                                                 ========== ==========

     Diluted:
                 Weighted average common shares
                  outstanding                       46,516     45,421
                                                  ========= ==========

                 Net income per share - Diluted  $    1.19  $    0.70
                                                 ========== ==========



OTHER INFORMATION                                  Three months ended
-----------------                                     January 31,
                                                     2005      2004
                                                  --------- ---------
     Total revenue mix
     ------------------
                 Publishing                             71%        62%
                 Distribution                           29%        38%

     Geographic revenue mix
     -----------------------
                 North America                          66%        80%
                 International                          34%        20%

     Publishing platform revenue mix
     --------------------------------
                 Sony PlayStation 2                     90%        57%
                 Sony PlayStation                        -          2%
                 Microsoft Xbox                          6%        35%
                 PC                                      2%         2%
                 Handheld                                1%         2%
                 Accessories                             1%         2%





TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of January 31, 2005 (unaudited) and October 31, 2004
(In thousands, except share data)


ASSETS                                         January 31, October 31,
                                                  2005        2004
                                              ------------- ----------

Current assets
   Cash and cash equivalents                     $  303,070 $ 155,095
   Accounts receivable, net of allowances of
    $79,796 and $72,215 at January 31, 2005
    and October 31, 2004 respectively               136,515   285,709
   Inventories, net                                 134,103   154,345
   Software development costs                        34,827    33,980
   Licenses                                           6,689     4,240
   Prepaid expenses and other current assets         49,535    60,018
   Deferred tax asset                                11,699    11,554
                                                 ---------- ----------
                 Total current assets               676,438   704,941

Fixed assets, net                                    37,952    34,291
Software development costs, net of current portion   57,731    30,342
Licenses, net of current portion                      1,800     1,425
Goodwill, net                                       159,081   135,477
Intangibles, net                                     57,375    36,104
Long-term deferred tax asset                          6,219     6,219
Other assets, net                                     2,316     1,714
                                                 ---------- ----------
                 Total assets                    $  998,912 $ 950,513
                                                 ========== ==========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                              $   87,409 $ 163,961
   Accrued expenses and other current liabilities   174,659   125,567
   Income taxes payable                              14,934    17,319
                                                 ---------- ----------
                 Total current liabilities          277,002   306,847

Other long-term liabilities                           2,741     2,963
Deferred tax liability                                9,937     5,233
                                                 ---------- ----------
                 Total liabilities                  289,680   315,043
                                                 ---------- ----------
Stockholders' equity
   Common stock, par value $.01 per share;
    100,000,000 shares authorized;
    46,393,738 and 45,439,651 shares
    issued and outstanding at January 31, 2005
    and October 31, 2004 respectively                   464       454
   Additional paid-in capital                       410,227   382,156
   Deferred compensation                            (14,905)   (3,896)
   Retained earnings                                305,651   250,402
   Accumulated other comprehensive income             7,795     6,354
                                                 ---------- ----------
                 Total stockholders' equity         709,232   635,470
                                                 ---------- ----------
                 Total liabilities and
                  stockholders' equity           $  998,912 $ 950,513
                                                 ========== ==========



    CONTACT: Take-Two Interactive Software, Inc.
             Corporate Press/Investor Relations:
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com
             or
             Comm-Counsellors, LLC
             Corporate Press Relations:
             Ed Nebb, 203-972-8350
             enebb@optonline.net